                                  EXHIBIT 10.10


                           CHANGE IN CONTROL AGREEMENT


        THIS AGREEMENT ("Agreement") made as of the 27th day of July, 2000, between Sterling Financial Corporation, a Pennsylvania business corporation (the "Corporation"), Bank of Hanover, a national banking association (the "Bank" and, with the Corporation, the "Employers") and Chad M.. Clabaugh, an individual (the "Executive").


                                   WITNESSETH:

        WHEREAS, the Executive is serving as an EVP for the Employers; and

        WHEREAS, the Employers consider the continued services of the Executive to be in the best interest of the Employers and the shareholders of the Corporation; and

        WHEREAS, the Employers desire to induce the Executive to remain in the employ of their Employers on an impartial and objective basis in the event of a transaction pursuant to which a Change in Control (as defined in Section 2(c)) of the Employers occurs.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.  Term of Agreement.

               (a) The term of this Agreement shall commence on the date hereof and terminate on December 31, 2002 unless the Executive's employment is sooner terminated as provided herein (as may be extended pursuant to this Agreement, the "Term"). On each December 31st hereafter, the Term shall automatically be extended for an additional calendar year unless either party gives written notice to the other, by no later than the preceding November 30th, that he or she does not concur in such extension. For the purposes of the preceding sentence, the Employers shall be considered one party.

               (b)  Termination for Cause. Notwithstanding the provisions of
                    Section 1(a), this Agreement will terminate automatically upon termination of the Executive's employment by his/her Employer for Cause. As used in this Agreement, the term "Cause" means:

                     (i) prior to a Change in Control, termination for any reason; and

                     (ii) concurrent with or following a Change in Control, termination following (A) the Executive's conviction or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of 45 consecutive days, (B) the Executive's failure to follow the lawful instructions of the Employers after receipt of written notice of such instructions from an appropriate corporate official, other than a failure resulting from the Executive's incapacity because of physical or mental illness, or (C) a government regulatory agency recommends or orders in writing that the employment of the Executive be so terminated.

               If the Executive's employment is terminated for Cause, his/her rights under this Agreement will cease as of the effective date of such termination.

               (c) Voluntary Termination, Retirement, or Death. Notwithstanding the provisions of Section 1(a), this Agreement will terminate automatically upon the voluntary termination of the Executive's employment (other than in accordance with Section 2), his/her retirement or his/her death. In any such event, the Executive's rights under this Agreement will cease as of the effective date of such termination; provided, however, that if the Executive dies after a Notice of Termination (as defined in Section 2(b)) is delivered by him/her in accordance with such section, the payments described in Section 3 will nonetheless be made to the person or persons determined pursuant to Section 9(b).

               (d) Disability. Notwithstanding the provisions of Section 1(a), this Agreement will terminate automatically upon the termination of the Executive's employment by reason of his/her Disability. In such event, the Executive's rights under this Agreement will cease as of the effective date of such termination; provided, however, that if the Executive becomes disabled after a Notice of Termination is delivered by him/her in accordance with Section 2(b), he/she will nonetheless be entitled to receive the payments described in
                    Section 3. As used in this Agreement, the term "Disability" means incapacitation, by accident, sickness or other wise, such that the Executive is rendered unable to perform the services required of his/her by him/her then position with the Employers for a period of six consecutive months.

        2.  Termination Following a Change in Control.

               (a) Termination For Good Reason After a Change in Control. If a Change in Control occurs and, in anticipation thereof, concurrently therewith or thereafter during the Term an event constituting Good Reason also occurs with respect to the Executive, he/she may terminate his/her employment in accordance with the provisions of Section 2(b) and, thereupon, will become entitled to the payments described in
                    Section 3.

               (b) Notice of Termination. Upon the occurrence of a Change in Control and an event of Good Reason, the Executive may, within 90 days of the occurrence of any such event, resign from employment by a notice in writing ("Notice of Termination") delivered to the Bank, whereupon he/she will become entitled to the payments described in Section 3. In the case of a termination described in Clause (i) of Section 2(d), the Executive will confirm his/her involuntary termination, in writing, within 90 days of the date of such termination, and such confirmation will be deemed a Notice of Termination.

               (c) Change in Control Defined. As used in this Agreement, the term "Change in Control" means any of the following:

                       (i) any "person" (as such term is used in Sections 13(d) and 14(d) (2) of the Securities and Exchange Act of 1934 (the "Exchange Act")), other than the Employers, a subsidiary of the Employers, an employee benefit plan of the Employers or a subsidiary of the Employers (including a related trust), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employers representing more than 20% of the combined voting power of the Employers' then outstanding securities;

                       (ii) the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of the Employers to an entity which is not a direct or indirect subsidiary of the Employers;

                       (iii) the occurrence of, or execution of an agreement
                             providing for, a reorganization, merger, consolidation or similar transaction involving the Employers, unless (A) the shareholders of the Corporation immediately prior to the consummation of any such transaction will initially own securities representing a majority of the voting power of the surviving or resulting corporation, and (B) the directors of the Employers immediately prior to the consummation of such transaction will initially represent a majority of the directors of the surviving or resulting corporation; or


                       (iv) any other event which is at any time irrevocably designated as a "Change in Control" for purposes of this Agreement by resolution adopted by a majority of the then non-employee directors of the Employers.

               (d) Good Reason Defined. As used in this Agreement, the term "Good Reason" means any of the following events:

                       (i) the involuntary termination of the Executive, other than an involuntary termination permitted in Sections 1(b) and (d);

                       (ii)  a reduction in the Executive's title,
                             responsibility (including reporting responsibility) or authority as in effect immediately prior to the Change in Control; provided, however, that the assignment of the Executive to a position with a reasonably similar title, responsibility and authority will not constitute an event of Good Reason if the Executive's actual or targeted compensation in such new position is not less than the Executive's actual and targeted compensation immediately prior to the Change in Control;

                       (iii) the assignment to the Executive of duties
                             inconsistent with his/her position immediately prior to the Change in Control, except for an assignment of duties consistent with a position permitted in Clause (ii);

                       (iv) a reduction in the Executive's annual base salary in effect immediately prior to the Change in Control;

                       (v) reassignment of the Executive to a principal office which is more than 30 miles from the Executive's principal office in Lancaster, Pennsylvania;

                       (vi) the failure to provide the Executive with welfare, pension, incentive compensation, fringe and other benefits to which he/she was entitled immediately prior to the Change in Control, unless such failure occurs by reason of a reduction or change in such benefits for employees generally or similarly situated executive employees of the corporation which is the acquiring, resulting or successor corporation in the Change in Control (or an affiliate thereof); or

                       (vii) any material breach of this Agreement by the
                             Employers which is not cured within 30 days after receipt of written notice of such breach from the Executive.

        3. Rights in the Event of Certain Terminations Following Change in Control. In the event the Executive validly and timely delivers a Notice of Termination to the Bank, he/she will be entitled to receive the following payments and benefits:

               (a) Basic Payments. The Executive will be paid an amount equal to two and one-half (2.5) times the Base Amount. "Base Amount" shall mean an amount equal to the average annual compensation payable by the Employers to the Executive and includable by the Executive in gross income for the most recent five (5) taxable years, or such shorter period as the Executive shall have been employed by the Employers, ending before the date on which the Change of Control occurred. The Executive at his election, will be paid the Basic Payments in either (i) 30 equal monthly installments, or (ii) a lump sum equal to the present value of the amounts payable under this subsection; commencing within 30 days after his termination of employment. For purposes of the preceding sentence, present value will be determined by using the short-term applicable federal rate under Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code"), in effect on the date of termination of employment. For purposes of this subsection, to the extent necessary, base salary and bonuses with any predecessor of the Employers or an affiliate thereof shall be taken into account.

               (b) Supplemental Payment in Lieu of Certain Benefits. In lieu of continued pension, welfare and other benefits, a one-time lump sum cash payment equaling 25% of the Basic Payments calculated above will be paid to the Executive within 30 days following the date of termination

               (c) Stock Options. Upon a Change in Control, all stock options theretofore granted to the Executive by the Corporation and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time or by virtue of the Employers achieving certain performance objectives in accordance with the relevant provisions of any plan and any agreement.

               (d) Section 280G. Notwithstanding any other provisions of this Agreement or any other agreement entered into by the Executive and the Employers ("Other Agreement"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company for the direct or indirect provision of compensation to the Executive (including groups of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a "Benefit Plan"), the Executive shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Executive under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Executive under this Agreement to be considered a "parachute payment" within the meaning of Section 280G of the Code as then in effect (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Executive to be considered to have received a Parachute Payment under this Agreement, then the Executive shall have the right, in the Executive's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Executive under this Agreement to be deemed to be a Parachute Payment.

        4. Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief that may be proper; provided, however, that the Executive shall not be responsible for the Employers' attorney's fees and costs if the Executive's action is brought in good faith.

        5. Notices. Any notice required or permitted to be given under this Agreement will, to be effective hereunder, be given to the Employers, in the case of notices given by the Executive, and will, to be effective hereunder, be given by the Employers, in the case of notices given to the Executive. Any such notice will be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of the Employers, in the case of notices to the Employers.

        6. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of the Employers specifically designated by the Boards of Directors of the Employers. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        7. Assignment. This Agreement is not assignable by any party hereto; the Employers provided, however, that the Employers may assign their rights hereunder, including, without limitation, the restrictive covenants in Sections 9 and 10, to any successor in interest to the respective businesses of the Employers.

        8. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and, in accordance with the provisions of Section 18, supersedes any prior agreement of the parties.

        9.  Successors; Binding Agreement.

               (a) The Employers will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Employers to expressly assume and agree to perform this Agreement (or cause it to be performed) in the same manner and to the same extent that the Employers, or any affiliated company of either would be required to perform it if no such succession had taken place. Failure by the Employers to obtain such assumption and agreement prior to the effectiveness of any such succession will constitute a material breach of this Agreement. As used in this Agreement, the "Employers" means the Employers as herein before defined and any successor to the business and/or assets of the Employers as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

        10. Continuation of Certain Provisions. Any termination of the Executive's employment under this Agreement or of this Agreement shall be subject to the provisions of Section 3 or 4, which will, if relevant, survive any such termination and remain in full force and effect in accordance with their respective terms.

        11. Other Rights. Except as provided in Section 18, nothing herein will be construed as limiting, restricting or eliminating any rights the Executive may have under any plan, contract or arrangement to which he/she is a party or in which he/she is a vested participant; provided, however, that any termination payments required hereunder will be in lieu of any severance benefits to which she may be entitled under a severance plan or arrangement of the Employers or any affiliated company of either; and provided further, that if the benefits under any such plan or arrangement may not legally be eliminated, then the payments hereunder will be correspondingly reduced in such equitable manner as the Board of Directors of the Employers may determine.

        12. No Mitigation or Offset. The Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; nor will any amounts or benefits payable or provided hereunder be reduced in the event he/she does secure employment.

        13. Validity. The invalidity or unenforceability of any provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

        14. Applicable Law. Except to the extent preempted by federal law, this Agreement will be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

        15. Number. Words used herein in the singular will be construed as being used in the plural, as the context requires, and vice versa.


        16. Headings. The headings of the sections and subsections of this Agreement are for convenience only and will not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

        17. References to Entities. All references to the Employers will be deemed to include a reference to the Employers and/or the Corporation, individually or collectively, as appropriate in the relevant context.

        18. Effective Date; Termination of Prior Agreement. This Agreement will become effective immediately upon the execution and delivery of this Agreement by the parties hereto. Upon the execution and delivery of this Agreement, any prior agreement relating to the subject matter hereof will be deemed automatically terminated and be of no further force or effect.

        19. Withholding For Taxes. All amounts and benefits paid or provided hereunder will be subject to withholding for taxes as required by law.

        20. Individual Agreement. This Agreement is an agreement solely between and among the parties hereto. It is intended to constitute a nonqualified unfunded arrangement for the benefit of a key management employee and will be construed and interpreted in a manner consistent with such intention.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                    Sterling Financial Corporation

                                    By:  /s/ John E. Stefan
                                      ----------------------------------

                                    Attest: /s/ J. Roger Moyer, Jr.
                                            ----------------------------


                                    Bank of Hanover

                                    By /s/ J. Bradley Scovill
                                       ---------------------------------

                                    Attest: /s/ Thomas J. Paholsky
                                            ----------------------------




Witness:


 /s/ Kathleen A. Prime               /s/ Chad M. Clabaugh
 ----------------------              -----------------------------------
                                    Chad M. Clabaugh
                                    ("Executive")